Exhibit 99.1

January 23, 2020 For Immediate Release

Press Release

Heartland Express, Inc. Reports All-Time Records for Total Assets and Stockholders' Equity in 2019 and Provides Historical Financial Review

NORTH LIBERTY, IOWA - January 23, 2020 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter and year ended December 31, 2019.

Heartland Express Chief Executive Officer Michael Gerdin, commented on the operating results and ongoing initiatives of the Company, "As we embark on a new decade, we look back at operating through the past forty plus years as an organization. These years have been filled with the volatile ups and downs in our industry. The past two years are a great example and reminder of these dynamic conditions. The year of 2018 provided strong demand for freight and elevated freight rates that allowed our industry to increase driver wages and many companies to thrive. In contrast, 2019 provided freight demand which was significantly weaker than the prior year where pricing pressures were the norm and many of our peers were forced to lower freight rates, make short-term reactionary decisions, and some even closed their doors for good. We do not operate based on the short-term mindset. Our operating model is built on the long-term foundations that have stayed true for us in good operating environments and bad, and have allowed us to deliver efficient and consistent operating results. We would like to reflect on the past four decades where we have remained committed to a long-term strategy and disciplined financial approach that have returned value to our stockholders, provided stability and well-deserved wages for our drivers and employees, and allowed us to deliver premium on-time service to our loyal customers over the long haul.

During 2019, we completed our eighth acquisition and our third in the last six years, when we acquired Millis Transfer in August 2019. Previous acquisitions include, H&B Carriers (1987), PDQ Transportation (1989), Munson Transportation (1994), A&M Express (1997), Great Coastal Express (2002), Gordon Trucking (2013), Interstate Distributor (2017), and Millis Transfer (2019), each of which was operating at an operating ratio in the 90's or above when acquired. These eight acquisitions and organic growth have allowed us to become a nationwide truckload carrier with twenty-nine terminal locations and an infrastructure network which is leveraged to provide time-sensitive service to our customers, options for our drivers to operate regionally and closer to home, and the ability to maintain and service our equipment regularly. We pride ourselves on operating a young fleet of tractors and trailers - the average age of our tractors over the last twenty years is 1.7 years for tractors and 3.9 years for trailers as compared to 1.8 years for tractors and 3.6 years for trailers as of December 31, 2019.

Our operating results reflect our disciplined approach focused on the long term as noted below:

Years	Operating revenue (in thousands)	Fuel surcharge revenue(1) (non-GAAP) (in thousands)	Operating expenses (in thousands)	Net income (in thousands)	Operating ratio	Adjusted operating ratio(1) (non-GAAP)
2010 to 2019	$6,191,731	$960,187	$5,204,969	$698,999	84.1%	81.1%
2000 to 2009	4,545,137	480,148	3,690,674	596,600	81.2%	79.0%
1990 to 1999	1,781,045	530	1,492,281	194,662	83.8%	83.8%
1980 to 1989	206,691	—	163,869	25,400	79.3%	79.3%
Total	$12,724,604	$1,440,865	$10,551,793	$1,515,661	82.9%	80.7%
Compound annual growth rate (CAGR)	11.8%			12.3%

Our revenues have grown at a compound annual growth rate of 11.8% and our net income has grown at a compound annual growth rate of 12.3% over the course of the past four decades. In addition, we have never had annual results with an operating ratio (operating expenses divided by operating revenue) in the 90's.

Operating Ratio History as a Public Company
(No annual operating ratio above 90.0%)

100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
—%
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

We have consistently leveraged cash from operations to fund our significant capital expenditures for revenue equipment, terminal locations, and other infrastructure. Further, we have assumed debt of an acquired company or borrowed funds related to an acquisition, which resulted in debt presented on our annual balance sheets only four times within the last forty years. Our operating model has yielded the following growth in both assets and stockholders' equity:

Quarter end	Highest total assets (in thousands, except percentages)		Highest total stockholders' equity (in thousands, except percentages)
During 2019	$949,043 (2)	All-time High	$684,659 (3)	All-time High
During 2009	568,626 (2)		367,670 (3)
During 1999	282,399 (2)		211,526 (2)

Compound annual growth rate (CAGR)	6.2%		6.5%
20-year average return on assets	11.6%
20-year average return on stockholders' equity			17.1%

(2) Balance as of September 30.
(3) Balance as of December 31.

Debt History as a Public Company (in $000's)
(as of December 31)
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

We have also returned value to our stockholders in the form of dividends and repurchases of our common stock as presented below. Further, there have been nine stock splits since 1991 and three special dividends since 2007.

Year	Dividends paid (in thousands)	Shares of common stock repurchased (in thousands)	Repurchases of common stock (in thousands)
2010 to 2019	$244,344	12,067	$194,330
2000 to 2009	239,546	10,012	140,126
1990 to 1999	—	3,540	45,132
Total	$483,890	25,619	$379,588

Turning to our fourth quarter and full year results for 2019, our operating results showed strength in operating revenues following the acquisition of Millis Transfer. We delivered sequential revenue growth over the four consecutive quarters of 2019 - $139.5 million in Q1, $142.1 million in Q2, $147.9 million in Q3, and $167.2 million in Q4, respectively. We reported $76.7 million of cash on hand following payments of $61.9 million to complete the Millis acquisition and $93.3 million to retire the acquired revenue equipment debt in full from the acquisition. We are once again 100% debt free.

We are pleased with our current results for 2019 which were delivered in a more challenging operating environment as compared to 2018. We are extremely proud of our long and consistent history of strong financial results, which are made possible by our dedicated drivers, the team that supports them, and partnership from our loyal customers. We look forward to the new decade ahead and believe we are extremely well-positioned for the future as an organization."

Three months ended December 31, 2019:
•Net Income of $12.8 million, Earnings per Share of $0.16 and Operating Revenue of $167.2 million.
•Operating Income of $17.7 million.
•Operating Ratio of 89.4% and 87.9% Non-GAAP Adjusted Operating Ratio(1).
•Debt-free balance sheet.
•Cash balance of $76.7 million.
•Fleet average age of tractors - 1.8 years.
•Fleet average age of trailers - 3.6 years.

Twelve months ended December 31, 2019:
•Net Income of $73.0 million, Earnings per Share of $0.89 and Operating Revenue of $596.8 million.
•Operating Income of $94.3 million.
•Operating Ratio of 84.2% and 81.9% Non-GAAP Adjusted Operating Ratio(1).
•Our forty-second consecutive year with an operating ratio in the 80's or below.
•Total Stockholders' Equity of $684.7 million, an All-time High.
•Total Assets of $898.9 million.
•Organic and acquired driver growth in 2019.

Financial Results

Heartland Express ended the fourth quarter of 2019 with operating revenues of $167.2 million, compared to $147.0 million in the fourth quarter of 2018. Operating revenues for the quarter included fuel surcharge revenues of $21.5 million compared to $19.9 million in the same period of 2018, a $1.6 million increase. Net income was $12.8 million, compared to $22.4 million in the fourth quarter of 2018. Basic earnings per share were $0.16 during the quarter compared to $0.27 earnings per share in the fourth quarter of

2018. The Company posted an operating ratio of 89.4%, non-GAAP adjusted operating ratio(1) of 87.9%, and a 7.6% net margin (net income as a percentage of operating revenues) in the fourth quarter of 2019 compared to 79.9%, 76.7% and 15.3%, respectively in the fourth quarter of 2018. During the fourth quarter, operating revenues were improved while net income, basic earnings per share, and operating ratio results were negatively impacted by the inclusion of the financial results of Millis transfer following the acquisition and market dynamics.

For the twelve month period ended December 31, 2019, operating revenues were $596.8 million, compared to $610.8 million in the same period of 2018. Operating revenues included fuel surcharge revenues of $75.0 million compared to $85.3 million in the same period of 2018, a $10.3 million decrease. Net income was $73.0 million, compared to $72.7 million in the same period of 2018. Basic earnings per share were $0.89 compared to $0.88 earnings per share in the same period of 2018. Operating income for the twelve-month period increased $4.5 million. The Company posted an operating ratio of 84.2%, non-GAAP adjusted operating ratio(1) of 81.9% and a 12.2% net margin (net income as a percentage of operating revenues) in the twelve months ended December 31, 2019 compared to 85.3%, 82.9% and 11.9%, respectively in 2018. The operating results for the twelve months ended December 31, 2019 included the financial results of Millis Transfer for the period August 26, 2019 to December 31, 2019.

Balance Sheet, Liquidity, and Capital Expenditures

At December 31, 2019, the Company had $76.7 million in cash balances and no borrowings under the Company's unsecured line of credit. As a result of the Millis Transfer acquisition, $93.3 million in revenue equipment related debt was retired between the acquisition date and December 31, 2019. Following the first amendment to our existing line of credit on August 31, 2018, the Company's borrowing base was $100 million. The Company had $88.7 million in available borrowing capacity on the line of credit at December 31, 2019 after consideration of $11.3 million in outstanding letters of credit. In addition to the current borrowing base of $100 million, the Company has the ability to increase the available borrowing base by $100 million, subject to normal credit and lender approvals. The Company continues to be in compliance with associated financial covenants. The Company ended the quarter with total assets of $898.9 million and stockholders' equity of $684.7 million, an all-time record.

Net cash flows from operations for the twelve month period ended December 31, 2019 were $146.4 million, 24.5% of operating revenues. The primary use of cash during the twelve month period ended December 31, 2019 was $70.8 million for net property and equipment transactions, $61.9 million for the acquisition of Millis Transfer, $93.3 million repayments of acquired revenue equipment debt, and $6.6 million for dividends. The average age of the Company's tractor fleet was 1.8 years as of December 31, 2019 compared to 1.3 years at December 31, 2018. The average age of the Company's trailer fleet was 3.6 years at December 31, 2019 compared to 3.5 years at December 31, 2018. We continued to refresh our fleet of revenue equipment and also focused on significant renovations and upgrades across our terminal locations to provide updated facilities and comforts for our drivers away from home. The Company currently estimates approximately $120 to $140 million in net capital expenditures for revenue equipment and our terminal network infrastructure and related improvements during 2020. The Company ended the past twelve months with a return on total assets of 8.2% and a 11.0% return on equity.
The Company continued its commitment to stockholders through the payment of cash dividends. Dividends of $0.02 per share were declared and paid during each quarter of 2019. The Company has now paid cumulative cash dividends of $483.9 million, including three special dividends, ($2.00 in 2007, $1.00 in 2010, and $1.00 in 2012) over the past sixty-six consecutive quarters. During 2019 no shares were repurchased as compared to 2018 where we repurchased 1.4 million shares for $25.1 million. The Company has repurchased 6.1 million shares of common stock for approximately $113.8 million over the past five years. The Company has the ability to repurchase an additional 6.9 million shares under the current authorization which would result in 75.2 million outstanding shares if fully executed.

Other Information

Historical commitment to customer service has allowed us to build solid, long-term relationships and brand ourselves as an industry leader for on-time service. This past year we once again were recognized for customer service by several of our customers. These awards received include:

•FedEx Express Core Carrier of the Year
•FedEx Express Platinum Award (99.93% On-Time Delivery)
•Lowe's - One-Way Store Carrier of the Year
•Quaker/Gatorade - 2018 Carrier of the Year (Central West Region)
•Quaker/Gatorade - 2018 Carrier of the Year (Southwest Region)

During 2019, we were also recognized with the following safety, operational, diversity, community service, and environmental awards:

•BP Driving Safety Standards Award 2018
•Logistics Management Quest for Quality Award (our sixteenth award in seventeen years)
•Commercial Carrier Journal Top 250 Award (#49)
•2020 Women on Boards "W" Winning Company
•Women Inc. Magazine's 2019 Most Influential Corporate Board Directors - Tahira K. Hira and Brenda Neville
•Wreaths Across America Honor Fleet
•US EPA SmartWay Excellence Award

These awards are hard-earned and are a direct reflection upon our outstanding group of employees and our focus on excellence in all areas of our business.

Operating revenue excluding fuel surcharge revenue, fuel surcharge revenue, and adjusted operating ratio are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results. We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, is included in the table at the end of this press release.

This press release may contain statements that might be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future,” “outlook,” and similar terms and phrases. In this press release, the statements relating to reducing unnecessary or unproductive costs, operational improvements, progress toward our goals, and future capital expenditures are forward-looking statements. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties, and undue reliance should not be placed on such statements. Actual events may differ materially from those set forth in, contemplated by, or underlying such statements as a result of numerous factors, including, without limitation, those specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Company assumes no obligation to update any forward-looking statements, which speak as of their respective dates.

Contact: Heartland Express, Inc.
Mike Gerdin, Chief Executive Officer
Chris Strain, Chief Financial Officer
319-626-3600

HEARTLAND EXPRESS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
OPERATING REVENUE	$167,226	$147,003	$596,815	$610,803

OPERATING EXPENSES:
Salaries, wages, and benefits	$72,002	$53,178	$240,139	$227,872
Rent and purchased transportation	1,768	3,049	7,984	18,700
Fuel	30,141	25,196	101,871	110,536
Operations and maintenance	6,749	6,173	24,479	27,143
Operating taxes and licenses	3,651	4,351	14,459	16,390
Insurance and claims	4,973	4,365	17,003	17,227
Communications and utilities	$1,415	1,234	4,953	6,086
Depreciation and amortization	$29,798	25,028	100,212	100,519
Other operating expenses	$6,429	4,423	22,781	21,506
Gain on disposal of property and equipment	(7,362)	(9,553)	(31,341)	(24,963)

	149,564	117,444	502,540	521,016

Operating income	17,662	29,559	94,275	89,787

Interest income	454	779	3,955	2,130

Interest expense	(600)	—	(1,052)	—

Income before income taxes	17,516	30,338	97,178	91,917

Federal and state income taxes	4,727	7,898	24,211	19,240

Net income	$12,789	$22,440	$72,967	$72,677

Earnings per share
Basic	$0.16	$0.27	$0.89	$0.88
Diluted	$0.16	$0.27	$0.89	$0.88

Weighted average shares outstanding
Basic	82,025	81,927	81,980	82,378
Diluted	82,074	81,954	82,024	82,410

Dividends declared per share	$0.02	$0.02	$0.08	$0.08

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)
	December 31,	December 31,
ASSETS	2019	2018
CURRENT ASSETS
Cash and cash equivalents	$76,684	$161,448
Trade receivables, net	56,753	48,955
Prepaid tires	9,107	9,378
Other current assets	8,947	12,551
Income tax receivable	323	170
Total current assets	151,814	232,502

PROPERTY AND EQUIPMENT	739,143	603,670
Less accumulated depreciation	212,856	200,550
	526,287	403,120
GOODWILL	168,295	132,410
OTHER INTANGIBLES, NET	27,136	14,494
DEFERRED INCOME TAXES, NET	6,006	4,535
OTHER ASSETS	19,393	19,152
	$898,931	$806,213
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,060	$10,552
Compensation and benefits	24,712	22,558
Insurance accruals	17,584	22,130
Other accruals	10,051	9,449
Total current liabilities	63,407	64,689
LONG-TERM LIABILITIES
Income taxes payable	5,956	5,577
Deferred income taxes, net	93,698	71,041
Insurance accruals less current portion	51,211	48,934
Total long-term liabilities	150,865	125,552
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Capital stock, common, $.01 par value; authorized 395,000 shares; issued 90,689 in 2019 and 2018; outstanding 82,028 and 81,930 in 2019 and 2018, respectively	$907	$907
Additional paid-in capital	4,141	3,454
Retained earnings	826,666	760,262
Treasury stock, at cost; 8,661 and 8,759 shares in 2019 and 2018, respectively	(147,055)	(148,651)
	684,659	615,972
	$898,931	$806,213

(1)

GAAP to Non-GAAP Reconciliation Schedule:
Operating revenue, operating revenue excluding fuel surcharge revenue, fuel surcharge revenue, operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited, in thousands)		(Unaudited, in thousands)

Operating revenue	$167,226	$147,003	$596,815	$610,803
Less: Fuel surcharge revenue (non-GAAP)	21,472	19,949	74,955	85,258
Operating revenue excluding fuel surcharge revenue	145,754	127,054	521,860	525,545

Operating expenses	149,564	$117,444	502,540	521,016
Less: Fuel surcharge revenue (non-GAAP)	21,472	19,949	74,955	85,258
Adjusted operating expenses	128,092	97,495	427,585	435,758

Operating income	$17,662	$29,559	$94,275	$89,787
Operating ratio	89.4%	79.9%	84.2%	85.3%
Adjusted operating ratio (non-GAAP)	87.9%	76.7%	81.9%	82.9%

(a) Operating revenue excluding fuel surcharge revenue, fuel surcharge revenue, and adjusted operating ratio as reported in this press release are based upon operating expenses, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. We believe that adjusted operating ratio is more representative of our underlying operations by excluding the volatility of fuel prices, which we cannot control. Adjusted operating ratio is not a substitute for operating ratio measured in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that adjusted operating ratio improves comparability in analyzing our period-to-period performance, it could limit comparability to other companies in our industry if those companies define adjusted operating ratio differently. Because of these limitations, adjusted operating ratio should not be considered a measure of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.